Exhibit 4.1
Execution Copy

COMMERCIAL METALS COMPANY
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(FORMERLY KNOWN AS THE BANK OF NEW YORK TRUST COMPANY, N.A.,
AS SUCCESSOR TO JPMORGAN CHASE BANK)
Trustee

SUPPLEMENTAL INDENTURE
DATED AS OF AUGUST 4, 2008
TO
INDENTURE
DATED AS OF JULY 31, 1995

7.35% NOTES DUE 2018

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     SUPPLEMENTAL INDENTURE, dated as of August 4, 2008 (this “Supplemental Indenture”), between Commercial Metals Company, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 6565 N. MacArthur, Irving, Texas (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) under the Indenture (as hereinafter defined).
RECITALS
     WHEREAS, the Company executed and delivered the Indenture, dated as of July 31, 1995, to the Trustee (the “Existing Indenture,” and as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), in one or more series;
     WHEREAS, pursuant to Section 901 of the Existing Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 7.35% Notes due 2018 (the “Notes”), and to establish the forms thereof, as in Section 201 of the Existing Indenture provided, and to set forth the terms thereof, as in Section 301 of the Existing Indenture provided;
     WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted by the Board of Directors on July 25, 2008 and resolutions duly adopted by the Pricing Committee on July 30, 2008, has duly authorized the issuance of up to $500,000,000 aggregate principal amount of the Notes, and has authorized the appropriate officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;
     NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:
ARTICLE ONE
DEFINITION OF TERMS
Section 101. Definitions.
     Unless the context otherwise requires:
     (a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

     (b) each term defined anywhere in this Supplemental Indenture has the same meaning throughout;
     (c) the singular includes the plural and vice versa;
     (d) headings are for convenience of reference only and do not affect interpretation; and
     (e) the following terms, as used herein, have the following meanings:
     “Additional Notes” means, subject to Section 205 of this Supplemental Indenture, 3.75% Notes due 2018 issued from time to time after the date of this Supplemental Indenture under the terms of the Existing Indenture and this Supplemental Indenture (other than pursuant to Section 304, 305, 306, 906 or 1107 of the Existing Indenture).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Indenture” has the meaning specified in the first recital of this Supplemental Indenture.
     “Notes” has the meaning stated in the second recital of this Supplemental Indenture.
     “Securities” has the meaning specified in the first recital of this Supplemental Indenture.
     “Securities Act” means the Securities Act of 1933, as amended.
ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 201. Designation.
     There is hereby authorized and established a series of Securities under the Indenture. Such series of Securities is hereby designated as the “7.35% Notes due 2018.” The aggregate principal amount of the Notes to be issued on the date hereof shall be $500,000,000.
Section 202. Form.
     Provisions relating to the Notes are set forth in Appendix A hereto. The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit 1 to Appendix A. The Notes may have notations, legends or endorsements required by law, stock exchange rule and agreements to which the Company is subject, if any, or usage. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix A are hereby incorporated in and expressly made part of this Supplemental Indenture.
Section 203. Denomination.
     The Company will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

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Section 204. Redemption.
     The Notes are subject to redemption as described in Article Three hereof.
Section 205. Additional Notes.
     (a) The Company shall be entitled, subject to its compliance with this Section 205, to issue Additional Notes under the Indenture. Additional Notes shall have the same terms and conditions as the Notes issued on the date of this Supplemental Indenture, except for issue date, issue price, pre-issuance accrued interest and first interest payment date. The Notes and any Additional Notes shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, but may be treated as separate classes, with, among other things, separate issue prices, for United States federal tax purposes.
     (b) With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a Board Resolution or an Officers’ Certificate, and, if the Company elects, a supplemental indenture, which shall together provide the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and
     (2) the issue date, issue price, pre-issuance accrued interest and first interest payment date, and the CUSIP number of such Additional Notes.
Section 206. Appointment of Agents.
     The Trustee will initially be the Security Registrar and Paying Agent for the Notes and will act as such only at its offices in New York, New York.
ARTICLE THREE
REDEMPTION OF THE NOTES
Section 301. Optional Redemption by Company.
     (a) The Notes may be redeemed, as a whole or in part, at any time and from time to time, at the sole election of the Company, upon notice as provided in the Indenture (except that, notwithstanding the provisions of Section 1104 of the Indenture, any notice of redemption for the Notes given pursuant to said Section need not set forth the Redemption Price but only the manner of calculation thereof), at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values, calculated as of the Redemption Date, of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accruing on the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term

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(“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the Independent Investment Banker from time to time.
     “Reference Treasury Dealer” means Banc of America Securities LLC and its successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company shall specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, then the Company shall substitute another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month, or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     (b) At or prior to the time of giving of any notice of redemption to the Holders of any Notes to be redeemed, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully

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protected in relying upon, the Redemption Price as so calculated and set forth in such Officers’ Certificate.
Section 302. No Sinking Fund.
     The Notes are not entitled to the benefit of any sinking fund.
ARTICLE FOUR
CHANGE OF CONTROL OFFER
Section 401. Change of Control Offer.
     If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes as described in Section 301 above, the Company will be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to the Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
     On the Change of Control Payment Date, the Company will, to the extent lawful:
•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
     The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture,

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other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
     The Company comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
     For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:
     “Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Subsidiaries of the Company, taken as a whole, to one or more Persons (other than the Company or one of the Subsidiaries of the Company); or (3) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

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     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
     “Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
ARTICLE FIVE
MISCELLANEOUS
Section 501. Ratification of Indenture.
     The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

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Section 502. Trustee Makes No Representations.
     The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.
Section 503. Governing Law.
     This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles of such state that would require the application of the laws of another jurisdiction.
Section 504. Severability.
     In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 505. Counterparts.
     This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

COMMERCIAL METALS COMPANY
By:	/s/ William B. Larson
	Name:	William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

Attest:

/s/ David M. Sudbury

Name:	David M. Sudbury
Title:	Senior Vice President, Secretary and General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Kathryn L. Shotwell
	Name:	Kathryn L. Shotwell
	Title:	Assistant Treasurer

Attest:

/s/ Mauri J. Cowen

Name:	Mauri J. Cowen
Title:	Vice President

APPENDIX A
PROVISIONS RELATING TO THE NOTES
1. Definitions.
     For the purposes of this Appendix A the following terms shall have the meanings indicated below; capitalized terms used and not defined in this Appendix A shall have the meanings ascribed to such terms in the Indenture:
     “Agent Member” means any member of, or participant in, the Depository.
     “Definitive Note” means a certificated Note.
     “Depository” means The Depository Trust Company, its nominees and their respective successors.
     “Global Note” means a global Note bearing the global securities legend set forth in Exhibit 1 to this Appendix A.
     “Notes” means (1) the 7.35% Notes due 2018 issued under the Indenture and the Supplemental Indenture on about the date hereof, and (2) Additional Notes, if any, issued from time to time after the date of this Supplemental Indenture.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Underwriters” means (1) with respect to the Notes issued as of the date of this Supplemental Indenture, Banc of America Securities LLC, J.P. Morgan Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Fortis Securities LLC, Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., Lazard Capital Markets LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Underwriting Agreement.
     “Underwriting Agreement” means (1) with respect to the Notes issued as of the date of this Supplemental Indenture, the Underwriting Agreement, dated July 30, 2008, among the Company and the Underwriters, and (2) with respect to each issuance of Additional Notes, the underwriting agreement among the Company and the Persons purchasing such Additional Notes.
2. The Notes.
     2.1 Form and Dating.
     (a) General. The Notes are being offered and sold by the Company pursuant to the Underwriting Agreement. The Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the

Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to a Company Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
     Agent Members shall have no rights under the Indenture and the Supplemental Indenture with respect to any Global Note held on their behalf by the Depository, or by the Trustee as the custodian of the Depository, or under any Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository or its nominee, as the case may be, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
     Ownership of beneficial interests in any Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Agent Members) and the records of the Agent Members (with respect to interests of Persons other than Agent Members). None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility of liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (c) Definitive Notes. Except as provided in this Section 2.1, Section 2.3 or Section 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Securities.
     2.2 Authentication. The Trustee shall authenticate and deliver: (1) as of the date of the Supplemental Indenture, Notes for original issue in an aggregate principal amount of $500,000,000, and (2) from time to time, any Additional Notes for original issue in aggregate principal amounts specified in an Officers’ Certificate pursuant to Section 205 of the Supplemental Indenture, in each case upon a Company Order. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

     2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:
     (x) to register the transfer of such Definitive Notes; or
     (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
          (b) Transfer and Exchange of Global Notes.
     (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Security Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
          (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Note) with respect to such Global Note, by the Trustee or the custodian, to reflect such reduction.
          (d) Obligations with Respect to Transfers and Exchanges of Notes.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Security Registrar’s request.
     (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.
     (iii) The Security Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an interest payment date.
     (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, or the Security Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.
     (v) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.
          (e) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     2.4 Definitive Notes.
          (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.
          (b) Any Global Note that is to be transferred to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.
          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

5

EXHIBIT 1
to
APPENDIX A
[FORM OF FACE OF NOTE]
[Global Securities Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
COMMERCIAL METALS COMPANY
7.35% NOTE DUE 2018

No.
CUSIP No.: 201723 AJ2	$
     Commercial Metals Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___ DOLLARS ($___) on August 15, 2018, and to pay interest thereon from August 4, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing on February 15, 2009, at the rate of 7.35% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, as described in the Indenture, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.
     Payment of the principal of (and premium if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authenticity hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be executed under its corporate seal.

Dated:	COMMERCIAL METALS COMPANY
By:
Name:
Title:

Attest

Name:
Title:

2

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

3

[Reverse Side of Note]
1. General.
     This Security is one of the duly authorized issue of debt securities of the Company (hereinafter called the “Securities”), issued or to be issued in one or more series under and pursuant to an Indenture dated as of July 31, 1995, as supplemented by the Supplemental Indenture dated as of August 4, 2008 (collectively, together with any applicable subsequent amendments or supplements, herein called the “Indenture”; capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank) as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is unlimited in amount. After giving effect to the issuance of Securities of such series on the date of the Supplemental Indenture, $500,000,000 aggregate principal amount of Securities of such series were issued and outstanding.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Security at the place, rate and respective times and in the coin or currency herein prescribed.
2. Redemption.
     The Securities are subject to redemption, as a whole or in part, at any time and from time to time, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values, calculated as of the Redemption Date, of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as defined in the Indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

3. Change of Control Offer.
     If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities as described above, the Company will be required to make a Change of Control Offer to each Holder of the Securities to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities. In the Change of Control Offer, the Company will be required to offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased to the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to the Holders of the Securities describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Securities on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
4. Indenture.
     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of the Indenture (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. The Securities issued under the Indenture are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.
5. Paying Agent and Security Registrar.
     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange and an office or agency where the Securities may be presented for payment or for exchange. The Company has initially appointed the Trustee, The Bank of New York Mellon Trust Company, N.A., as its Paying Agent and Security Registrar. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.
6. Default.
     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

7. Sinking Fund.
     The Securities will not be subject to any sinking fund.
8. Denominations; Transfer; Exchange
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
9. Persons Deemed Owners.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.
10. Amendment; Supplement; Waiver.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
11. Proceedings.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereof on or after the respective due dates expressed herein.
12. Governing Law.
     The Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles of such state that would require the application of the laws of another jurisdiction.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

     Date:                      Your Signature:

     Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:
(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
     The following increases or decreases in this Global Security have been made:

	Amount of		Principal	Signature of
	decrease in	Amount of	amount of this	authorized
	Principal	increase in	Global Security	officer of
	amount of this	Principal	following such	Trustee or
Date of	Global	amount of this	decrease or	Security
Exchange	Security	Global Security	increase	custodian